UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2011

CHESAPEAKE LODGING TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-34572	27-0372343
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1997 Annapolis Exchange Parkway, Suite 410 Annapolis, MD	21401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 972-4140

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A amends and supplements the registrant’s Form 8-K, as filed on May 10, 2011, to include the historical financial statements and pro forma financial information required by Item 9.01(a) and (b).

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

W Chicago – City Center

Independent Auditors’ Report

Balance Sheets as of March 31, 2011 (unaudited), December 31, 2010 and 2009

Statements of Operations for the three months ended March 31, 2011 and 2010 (unaudited) and for the years ended December 31, 2010 and 2009

Statements of Net Assets for the three months ended March 31, 2011 (unaudited) and for the years ended December 31, 2010 and 2009

Statements of Cash Flows for the three months ended March 31, 2011 and 2010 (unaudited) and for the years ended December 31, 2010 and 2009

Notes to Financial Statements

(b) Pro forma financial information.

Chesapeake Lodging Trust

Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2011

Unaudited Pro Forma Consolidated Statement of Operations for the three months ended March 31, 2011

Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2010

(d) Exhibits.

Incorporated by reference to the Exhibit Index filed herewith and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2011	CHESAPEAKE LODGING TRUST

	By:	/s/ Graham J. Wootten
Graham J. Wootten
Senior Vice President and Chief Accounting Officer

Exhibit Index

Exhibit Number	Exhibit Description

23.1	Consent of Ernst & Young LLP

Report of Independent Auditors

To the Owners of W Chicago – City Center

We have audited the accompanying balance sheets of W Chicago – City Center (the Hotel), as of December 31, 2010 and 2009, and the related statements of operations, net assets and cash flows for the years then ended. These financial statements are the responsibility of the Hotel’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Hotel’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Hotel’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Hotel at December 31, 2010 and 2009, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

June 30, 2011

W Chicago – City Center

Balance Sheets

	March 31, 2011	December 31, 2010	December 31, 2009
	(Unaudited)
Assets
Real estate, net	$68,327,387	$69,827,683	$70,555,899
Cash and cash equivalents	47,152	74,431	84,309
Accounts receivable	865,156	466,291	470,279
Inventory	116,622	115,767	99,236
Prepaid expense and other assets	260,992	153,015	219,059
Due from affiliate	99,813,973	97,150,392	79,654,142

Total assets	$169,431,282	$167,787,579	$151,082,924

Liabilities and net assets
Liabilities:
Accounts payable	$1,139,081	$863,342	$766,559
Accrued expenses and other liabilities	3,092,012	2,799,298	2,441,064
Due to affiliate	84,073,653	82,314,912	70,253,131

Total liabilities	88,304,746	85,977,552	73,460,754
Net assets	81,126,536	81,810,027	77,622,170

Total liabilities and net assets	$169,431,282	$167,787,579	$151,082,924

See accompanying notes.

W Chicago – City Center

Statements of Operations

	Three-Month Period Ended		Year Ended
	March 31, 2011	March 31, 2010	December 31, 2010	December 31, 2009
	(Unaudited)	(Unaudited)
Departmental revenues:
Rooms	$4,151,765	$3,454,887	$21,615,742	$17,277,073
Food and beverage	1,457,476	1,213,031	7,370,671	5,927,605
Other	147,905	134,194	970,056	817,030

Total departmental revenues	5,757,146	4,802,112	29,956,469	24,021,708

Departmental expenses:
Rooms	1,395,442	1,227,023	5,773,127	4,986,143
Food and beverage	1,387,861	1,219,655	5,945,882	5,373,349
Other	164,689	145,711	655,582	555,368

Total departmental expenses	2,947,992	2,592,389	12,374,591	10,914,860

Operating expenses:
Administrative and general	584,835	589,275	2,594,952	2,365,096
Marketing and sales	470,817	403,138	2,216,265	1,955,602
Depreciation	1,518,499	1,435,437	4,893,380	5,232,858
Property operation and maintenance	357,555	349,555	1,457,698	1,265,423
Utilities	154,419	148,655	686,853	807,099
Real estate and other property taxes	343,750	318,750	1,275,000	1,150,597
Other fixed expense	10,693	3,752	34,851	4,684
Insurance	52,077	49,311	235,022	186,055

Total operating expenses	3,492,645	3,297,873	13,394,021	12,967,414

Net (loss) income	$(683,491)	$(1,088,150)	$4,187,857	$139,434

See accompanying notes.

W Chicago – City Center

Statements of Net Assets

Balance at January 1, 2009	$77,482,736
Net income	139,434

Balance at December 31, 2009	77,622,170
Net income	4,187,857

Balance at December 31, 2010	81,810,027
Net loss	(683,491)

Balance at March 31, 2011 (unaudited)	$81,126,536

See accompanying notes.

W Chicago – City Center

Statements of Cash Flows

	Three-Month Period Ended		Year Ended
	March 31, 2011	March 31, 2010	December 31, 2010	December 31, 2009
	(Unaudited)	(Unaudited)
Operating activities
Net (loss) income	$(683,491)	$(1,088,150)	$4,187,857	$139,434
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation	1,518,499	1,435,437	4,893,380	5,232,858
Changes in operating assets and liabilities:
Accounts receivable	(398,865)	109,985	3,988	194,331
Inventory	(855)	—	(16,531)	1,503
Prepaid expense and other assets	(107,976)	(29,188)	66,044	(53,936)
Accounts payable and accrued expenses	568,452	(268,788)	455,018	(896,506)
Due to/from affiliate	(904,840)	(1,202,704)	(5,434,469)	15,773,223

Net cash (used in) provided by operating activities	(9,076)	(1,043,408)	4,155,287	20,390,907

Investing activities
Building improvement costs and equipment (purchases) disposals	(18,203)	1,007,934	(4,165,165)	(20,382,323)

Net cash (used in) provided by investing activities	(18,203)	1,007,934	(4,165,165)	(20,382,323)

Net (decrease) increase in cash and cash equivalents	(27,279)	(35,474)	(9,878)	8,584
Cash and cash equivalents at beginning of period	74,431	84,309	84,309	75,725

Cash and cash equivalents at end of period	$47,152	$48,835	$74,431	$84,309

See accompanying notes.

W Chicago – City Center

Notes to Financial Statements

March 31, 2011 (unaudited) and December 31, 2010 and 2009

1. Organization

The financial statements of W Chicago – City Center (the Hotel) present the financial position, results from operations and cash flows of the Hotel’s operations. The Hotel is a full-service, luxury property with 368 guest rooms located at 172 West Adams Street in the West Loop of Chicago, Illinois.

The Hotel is owned and operated by Starwood Chicago City Center Realty LLC (the Owner), a wholly owned subsidiary of Starwood Hotels & Resorts, Worldwide Inc. (Parent or Starwood).

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared for purposes of enabling Chesapeake Lodging Trust to comply with certain requirements of the Securities and Exchange Commission. The financial statements of the Hotel are prepared in conformity with U.S. generally accepted accounting principles (GAAP). The financial statements present the assets, liabilities and results of operations of the Hotel, and not of a legal entity.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the realizability of accounts receivable, useful lives of real estate for purposes of determining depreciation expense and assessments as to whether there is impairment in the value of long-lived assets. Actual results could differ from those estimates.

W Chicago – City Center

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Real Estate

Real estate is stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which are as follows:

Classification	Years
Building	40
Building improvements	15
Furniture, fixtures and equipment	5–7

Maintenance, minor repairs and replacements are expensed when incurred.

The Hotel reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. An impairment loss is recognized when the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposal is less than its carrying amount. No impairment loss has been identified or recorded in the three months ended March 31, 2011, or the years ended December 31, 2010 and 2009.

Cash and Cash Equivalents

Cash and cash equivalents include all cash on hand, cash held in financial institutions and other highly liquid investments with an initial maturity of three months or less when purchased. The cash balance may at times exceed federal depository insurance limits.

Revenue Recognition

Hotel income represents revenue derived from room, food, and beverage. Room revenue is recognized as room-stays occur. Food and beverage revenue are recognized when services have been provided. Deposits received for future services are recorded within accrued expenses and other liabilities and are recognized as revenue when the services are provided. Ongoing credit evaluations are performed and an allowance for potential credit losses is provided against the

W Chicago – City Center

Notes to Financial Statements (continued)

portion of accounts receivable that is estimated to be uncollectible. The Hotel determined that no allowance for doubtful accounts was necessary as of March 31, 2011 (unaudited), and December 31, 2010 and 2009.

2. Summary of Significant Accounting Policies (continued)

Income Taxes

The Owner is a limited liability company (LLC) and under the existing provisions of the Internal Revenue Code, income and losses of the LLC flow through to the member of the LLC; accordingly, no provision for income taxes has been provided for in the accompanying financial statements of the Hotel.

Fair Value of Financial Instruments

As cash equivalents have maturities of less than three months, the carrying value of cash and cash equivalents approximates fair value. The fair values of the Hotel’s other financial instruments (including such items in the financial statement captions as accounts receivable, accounts payable and accrued expenses and other liabilities approximate their carrying values based on their nature and terms.

New Accounting Pronouncements

In May 2009, the FASB required the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date. The basis for the date through which the entity has evaluated subsequent events represents the date the financial statements were issued or were available to be issued. The adoption of the new guidance did not have a material impact on the financial statements.

Effective July 1, 2009, the Financial Accounting Standards Board’s (FASB) Accounting Standards Codification (ASC or Codification) is the single source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP. The adoption of the FASB ASC does not impact the Hotel’s financial statements; however, the references to accounting literature within these notes to financial statements reflect the Codification.

The Hotel adopted Statement of Financial Accounting Standard (FAS) No. 157 or ASC 820, on January 1, 2008, which defines fair value, establishes a framework for measuring fair value and enhances disclosures about fair value measurements required under other accounting

W Chicago – City Center

Notes to Financial Statements (continued)

pronouncements, but does not change existing guidance as to whether or not an instrument is carried at fair value. The adoption did not have a material impact on the financial statements.

2. Summary of Significant Accounting Policies (continued)

The Hotel adopted FAS No. 141(R), or ASC 805, on January 1, 2009. This topic significantly changed how a reporting enterprise accounts for the acquisition of a business in fiscal years beginning after December 31, 2008. It applies to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, which was the beginning of the 2009 fiscal year. The adoption of this topic did not have a material impact on the financial statements.

The Hotel adopted FAS No. 160 or ASC 820-10-65-1, on January 1, 2009, which establishes new accounting and reporting standards for noncontrolling interests, previously known as minority interests, in a subsidiary and for the deconsolidation of a subsidiary. This topic is applied prospectively for fiscal years and interim periods within those fiscal years, beginning with the current fiscal year, except for the presentation and disclosure requirements, which are applied retrospectively for all periods presented. The adoption of this topic did not have a material impact on the financial statements.

3. Real Estate

Real estate as of March 31, 2011 (unaudited) and December 31, 2010 and 2009, is comprised of the following:

	March 31, 2011 (Unaudited)	December 31, 2010	December 31, 2009
Land	$5,075,000	$5,075,000	$5,075,000
Building	82,230,161	81,540,302	78,622,003
Furniture, fixtures and equipment	25,805,012	25,805,012	25,555,244
Construction in progress	70,112	741,768	323,374

Total real estate	113,180,285	113,162,082	109,575,621

W Chicago – City Center

Notes to Financial Statements (continued)

Accumulated depreciation	(44,852,898)	(43,334,399)	(39,019,722)

Real estate, net	$68,327,387	$69,827,683	$70,555,899

Depreciation expense related to real estate totaled $1,518,499 (unaudited) and $1,435,437 (unaudited) for the three months ended March 31, 2011 and 2010, respectively, and $4,893,380 and $5,232,858 for the years ended December 31, 2010 and 2009, respectively.

4. Related Party Transactions

Starwood sweeps all funds from operations into a centralized banking system and then funds cash for operations as needed. The Hotel incurs charges which are included in the accompanying statements of operations for services, programs and allocated costs from Starwood. Additionally, the Hotel reimburses Starwood for salary, related benefits and employment costs of Starwood employees who work for the Hotel. The financial statements reflect net due from affiliate balances as a result of these transactions of $15,740,320 (unaudited) as of March 31, 2011, and $14,835,480 and $9,401,011 as of December 31, 2010 and 2009, respectively.

5. Commitments and Contingencies

Litigation

The Hotel is subject to legal proceedings and claims that arise in the normal course of business. As of March 31, 2011 and December 31, 2010 and 2009, management is not aware of any asserted or pending litigation or claims against the Hotel that it expects to have a material adverse effect on the Hotel’s financial condition, results of operations or liquidity.

6. Subsequent Events

On May 4, 2011, the Owner entered into a purchase and sale agreement with Chesapeake Lodging Trust for the sale of the Hotel for $128.8 million. The sale closed on May 10, 2011.

The Hotel evaluated subsequent events through June 30, 2011, which is the date the financial statements were available to be issued, and has not identified any material events that would be required to be disclosed.

UNAUDITED PRO FORMA FINANCIAL INFORMATION OF CHESAPEAKE LODGING TRUST

Chesapeake Lodging Trust (the “Company”) was organized in the state of Maryland on June 12, 2009. On January 27, 2010, the Company completed its initial public offering (“IPO”). In conjunction with the IPO, the Company sold additional common shares through private placements and through the exercise of the underwriters’ overallotment option. The total net proceeds (after deducting underwriting fees and offering costs) generated from the IPO, private placements, and exercise of the underwriters’ overallotment option was approximately $169.4 million.

On March 18, 2010, the Company acquired its first hotel property, the 498-room Hyatt Regency Boston in Boston, Massachusetts for a purchase price of $112.0 million, plus customary pro-rated amounts and closing costs. The effective date of the Hyatt Regency Boston acquisition was March 1, 2010.

On June 1, 2010, the Company acquired the 188-room Hilton Checkers Los Angeles in Los Angeles, California for a purchase price of $46.0 million, plus customary pro-rated amounts and closing costs.

On July 30, 2010, the Company entered into a credit agreement to obtain a $115.0 million, two-year secured revolving credit facility with a syndicate of banks. Borrowings under the revolving credit facility bear interest equal to LIBOR plus 3.75%, subject to a LIBOR floor of 2.00%. On January 21, 2011, the Company amended its credit agreement to increase the maximum amounts the Company may borrow under the revolving credit facility from $115.0 million to $150.0 million, and to provide for the possibility of further future increases, up to a maximum of $200.0 million, in accordance with the terms of the amended credit agreement.

Also on July 30, 2010, the Company acquired the 153-room Courtyard Anaheim at Disneyland Resort in Anaheim, California for a purchase price of $25.0 million, plus customary pro-rated amounts and closing costs, and the 430-room Boston Marriott Newton in Newton, Massachusetts for a purchase price of $77.25 million, plus customary pro-rated amounts and closing costs.

On October 13, 2010, the Company completed a follow-on offering, which generated total net proceeds (after deducting underwriting fees and offering costs) of $140.4 million.

On December 15, 2010, the Company acquired the 360-room Le Meridien San Francisco in San Francisco, California for a purchase price of $143.0 million, plus customary pro-rated amounts and closing costs. In connection with the acquisition, the Company entered into a loan agreement to obtain a $60.0 million one-year term loan secured by the hotel.

On March 4, 2011, the Company completed another follow-on offering, which generated total net proceeds (after deducting underwriting fees and offering costs) of $229.9 million.

On May 10, 2011, the Company acquired the 368-room W Chicago – City Center in Chicago, Illinois for a purchase price of $128.8 million, plus customary pro-rated amounts and closing costs.

The unaudited pro forma balance sheet as of March 31, 2011 is based on the Company’s unaudited consolidated balance sheet and reflects the acquisition of the W Chicago – City Center as if the acquisition had occurred on March 31, 2011. The unaudited pro forma statement of operations for the three months ended March 31, 2011 and the year ended December 31, 2010 reflect the completion of the IPO, private placements, and follow-on offerings, and the acquisitions of the Hyatt Regency Boston, Hilton Checkers Los Angeles, Courtyard Anaheim at Disneyland Resort, Boston Marriott Newton, Le Meridien San Francisco, and W Chicago – City Center as if all transactions had been completed on January 1, 2010.

The unaudited pro forma financial information does not purport to represent what the Company’s results of operations or financial condition would actually have been if the completion of these transactions had in fact occurred at the beginning of the periods presented, or to project the Company’s results of operations or financial condition for any future period. In addition, the unaudited pro forma financial information is based upon available information and upon assumptions and estimates, some of which are set forth in the notes to the unaudited pro forma financial statements, which the Company believes are reasonable under the circumstances. The unaudited pro forma financial information and accompanying notes should be read in conjunction with the Company’s audited financial statements included in its 2010 Annual Report on Form 10-K.

CHESAPEAKE LODGING TRUST

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2011

(in thousands, except share data)

	Historical Chesapeake Lodging Trust	Acquisition of W Chicago - City Center (1)	Pro Forma Chesapeake Lodging Trust
ASSETS
Property and equipment, net	$362,127	$128,784	$490,911
Intangible asset, net	35,564	—	35,564
Cash and cash equivalents	187,180	(128,516)	58,664
Restricted cash	3,503	—	3,503
Accounts receivable, net	4,298	650	4,948
Prepaid expenses and other assets	9,409	363	9,772
Deferred financing costs	2,642	—	2,642

Total assets	$604,723	$1,281	$606,004

LIABILITIES AND SHAREHOLDERS’ EQUITY
Long-term debt	$60,000	$—	$60,000
Accounts payable and accrued expenses	10,811	2,284	13,095
Dividends payable	6,418	—	6,418

Total liabilities	77,229	2,284	79,513

Commitments and contingencies

Preferred shares, $.01 par value; 100,000,000 shares authorized; no shares issued and outstanding	—	—	—
Common shares, $.01 par value; 400,000,000 shares authorized; 32,156,120 shares issued and outstanding	322	—	322
Additional paid-in capital	541,503	—	541,503
Cumulative dividends in excess of net income	(14,331)	(1,003)	(15,334)

Total shareholders’ equity	527,494	(1,003)	526,491

Total liabilities and shareholders’ equity	$604,723	$1,281	$606,004

Footnotes:

(1)	Reflects the acquisition of the W Chicago - City Center as if it had occurred on March 31, 2011 for $127,546. The acquisition was funded with available cash. The pro forma adjustment reflects the following:

Cash paid of $127,513, net of hotel cash acquired of $33;

Cash paid of $1,003 for hotel acquisition costs;

Purchase of land, building, and furniture, fixtures and equipment of $128,784; and

Assumption of net working capital deficit of $1,238.

CHESAPEAKE LODGING TRUST

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2011

(in thousands, except share and per share data)

	Historical Chesapeake Lodging Trust	Acquisition of W Chicago - City Center (1)	Pro Forma Adjustments		Pro Forma Chesapeake Lodging Trust
REVENUE
Rooms	$17,269	$4,152	$—		$21,421
Food and beverage	5,881	1,457	—		7,338
Other	837	148	—		985

Total revenue	23,987	5,757	—		29,744

EXPENSES
Hotel operating expenses:
Rooms	4,680	1,395	—		6,075
Food and beverage	4,796	1,388	—		6,184
Other direct	460	165	—		625
Indirect	9,105	1,974	—		11,079

Total hotel operating expenses	19,041	4,922	—		23,963
Depreciation and amortization	2,984	1,518	(737	)(2)	3,765
Intangible asset amortization	130	—	—		130
Corporate general and administrative:
Share-based compensation	658	—	—		658
Hotel property acquisition costs	246	—	—		246
Other	1,683	—	—		1,683

Total operating expenses	24,742	6,440	(737)		30,445

Operating income (loss)	(755)	(683)	737		(701)
Interest income	67	—	—		67
Interest expense	(2,027)	—	—		(2,027)

Income (loss) before income taxes	(2,715)	(683)	737		(2,661)

Income tax benefit (expense)	1,046	—	(17	)(3)	1,029

Net income (loss)	$(1,669)	$(683)	$720		$(1,632)

Net loss available per share—basic and diluted:	$(0.08)				$(0.05)
Weighted-average number of common shares outstanding—basic and diluted:	22,138,427				31,776,205 (4)

Footnotes:

(1)	Reflects the results of operations of the W Chicago - City Center for the three months ended March 31, 2011.
(2)	Reflects adjustment to depreciation expense based on the Company’s cost basis in the acquired hotel property and its accounting policy for depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 40 years for building and seven years for furniture, fixtures and equipment.
(3)	Reflects adjustment to record pro forma income taxes related to the Company’s taxable REIT subsidiary as if the acquisition had occurred on January 1, 2010.
(4)	Reflects number of common shares issued and outstanding as if the follow-on offering completed on March 4, 2011 had occurred on January 1, 2010.

CHESAPEAKE LODGING TRUST

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2010

(in thousands, except share and per share data)

	Historical Chesapeake Lodging Trust	Previous Hotel Acquisitions Adjustment (1)	Acquisition of W Chicago - City Center (2)	Pro Forma Adjustments		Pro Forma Chesapeake Lodging Trust
REVENUE
Rooms	$38,530	$39,057	$21,616	$—		$99,203
Food and beverage	13,758	13,195	7,370	—		34,323
Other	1,906	1,738	971	—		4,615

Total revenue	54,194	53,990	29,957	—		138,141

EXPENSES
Hotel operating expenses:
Rooms	9,104	10,791	5,773	—		25,668
Food and beverage	9,414	11,010	5,946	—		26,370
Other direct	1,053	877	656	—		2,586
Indirect	17,770	19,242	8,501	—		45,513

Total hotel operating expenses	37,341	41,920	20,876	—		100,137
Depreciation and amortization	4,793	8,116	4,893	(3,101	)(3)	14,701
Intangible asset amortization	411	32	—	73	(4)	516
Corporate general and administrative:
Share-based compensation	1,689	—	—	87	(5)	1,776
Hotel property acquisition costs	3,597	—	—	1,025	(6)	4,622
Other	5,396	—	—	292	(7)	5,688

Total operating expenses	53,227	50,068	25,769	(1,624)		127,440

Operating income	967	3,922	4,188	1,624		10,701

Interest income	120	266	—	(266	)(8)	120
Interest expense	(2,344)	(4,058)	—	4,058	(9)	(2,344)
Gain on derivatives	—	420	—	(420	)(10)	—

Income (loss) before income taxes	(1,257)	550	4,188	4,996		8,477

Income tax benefit (expense)	583	—	—	(423	)(11)	160

Net income (loss)	$(674)	$550	$4,188	$4,573		$8,637

Net income (loss) available per share—basic and diluted:	$(0.07)					$0.27

Weighted-average number of common shares outstanding—basic and diluted:	11,236,120					31,734,215	(12)

Footnotes:

(1)	Reflects the results of operations of the five hotels acquired in 2010 for the period prior to their acquisition.
(2)	Reflects the results of operations of the W Chicago - City Center for the year ended December 31, 2010.
(3)	Reflects adjustment to depreciation expense based on the Company’s cost basis in the acquired hotel properties and its accounting policy for depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 40 years for building and seven years for furniture, fixtures and equipment.
(4)	Reflects adjustment to amortization of intangible asset expense based on the Company’s cost basis in an acquired long-term air rights contract associated with a 2010 hotel acquisition and its accounting policy for amortization. Intangible asset amortization is computed using the straight-line method over the term of the contract, which expires in 2079.
(5)	Reflects adjustment to record full year of share-based compensation expense for the Company’s board of trustees and executives with management contracts as if the Company had commenced operations on January 1, 2010.
(6)	Reflects adjustment to record transaction costs related to the acquisition of the W Chicago - City Center.
(7)	Reflects adjustment to record full year of corporate general and administrative expenses, including employee payroll and benefits, board of trustees fees, investor relations costs, professional services fees, and other costs of being a public company as if the Company had commenced operations on January 1, 2010.
(8)	Reflects removal of historical interest income related to a note receivable not assumed in conjunction with a 2010 hotel acquisition.
(9)	Reflects removal of historical interest expense related to debt not assumed in conjunction with the 2010 hotel acquisitions.
(10)	Reflects removal of historical gain on derivatives related to an interest rate swap contract not assumed in conjunction with a 2010 hotel acquisition.
(11)	Reflects adjustment to record pro forma income taxes related to the Company’s taxable REIT subsidiary as if all acquisitions had occurred on January 1, 2010.
(12)	Reflects number of common shares issued and outstanding as if the Company’s IPO, private placements, and follow-on offerings had occurred on January 1, 2010.